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                                                                    Exhibit 10.2

                             SECURED PROMISSORY NOTE

$500,000                                                          August 3, 2001

     FOR VALUE RECEIVED, the undersigned, Doros Platika, an individual residing at 35 Sears Road, Wayland, Massachusetts 01778 (the "Maker"), hereby unconditionally promises to pay, on the Maturity Date (defined below), to the order of Curis, Inc. (the payee and each successor holder of this Secured Promissory Note being herein called "Holder"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) or the unpaid principal balance thereof.

     Maker hereby further promises to pay interest to the order of Holder on the unpaid principal balance of this Secured Promissory Note (the "Note") from time to time outstanding (a) from the date hereof to and including the Maturity Date (defined below) at a rate equal to eight percent (8%) per annum and (b) following the Maturity Date (defined below), until paid in full, at a rate equal to fifteen percent (15%) per annum. Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year and shall be payable on the Maturity Date In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

     This Note is entitled to the benefit and security of that certain Pledge Agreement dated as of the date hereof between the Maker and the Holder (the "Pledge Agreement").

     The entire principal indebtedness evidenced by this Note, together with all unpaid and accrued interest thereon, shall be due and payable on the earliest to occur of (i) a Change in Control of Curis, Inc. (as defined in the Employment Agreement dated June 17, 1996 by and between the Maker and Curis, Inc. (the "Employment Agreement")), (ii) the termination of the Maker's employment with Curis, Inc., (iii) December 31, 2001, or (iv) the occurrence of an Event of Default (as defined below) (such earliest date being hereafter referred to as the "Maturity Date").

     This Note may be prepaid in whole or in part at any time at the option of the Maker without premium or penalty. Any payment made by the Maker on this Note shall be applied first to fees, charges, costs and expenses payable to the Holder under this Note, next to accrued and unpaid interest and thereafter to principal.

     All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatsoever, unless the obligation to make such deduction or withholding is imposed by law.

     Payments of both principal and interest shall be made at the offices of the Holder at 61 Moulton Street, Cambridge, Massachusetts 02138, or at such other location as Holder hereof

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may designate in writing to the Maker. All payments of principal and interest shall be in immediately available funds in lawful money of the United States of America.

     On and after the occurrence of an Event of Default (as defined below), Holder shall be entitled to recover from Maker all costs of collection, including, without limitation, reasonable attorneys' fees. Any fees, expenses or other charges which the Holder is entitled to receive from the Maker under this Note shall bear interest from the date of any demand thereof until the date when paid at a rate per annum equal to the rate then applicable to this Note (including any default rate).

     The entire indebtedness evidenced by this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) failure to pay in full any installment of principal or interest when due or default of Maker under any liability, obligation or undertaking, hereunder or otherwise, to the Holder; (2) the death of the Maker; (3) the institution by or against the Maker of any proceedings under the Bankruptcy Code, or any other law in which the Maker is alleged to be insolvent or generally not paying his respective debts as they become due (except for an involuntary proceeding filed against the Maker that is dismissed within 30 days following the institution thereof) or the making by the Maker of any assignment or trust mortgage for the benefit of creditors, (4) the institution by the Maker of any proceeding, claim or legal action against Curis, Inc., or (5) the occurrence of an event of default under the Pledge Agreement.

     Failure or forbearance of Holder to exercise any right hereunder or otherwise granted by law shall not affect or release the liability of Maker hereunder and shall not constitute a waiver of such right unless so stated by Holder in writing. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the Commonwealth of Massachusetts without giving effect to conflict of law principles.

     Maker agrees that any suit for the enforcement of this Note may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such courts. Maker hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

     The Maker hereby consents to process being served in any suit, action or proceeding of the nature referred to in the immediately preceding paragraph either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return of receipt requested, to him at his address set forth above in this note or (ii) by serving a copy thereof upon him at his address set forth above.

     The Note and the Pledge Agreement are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note. This Note may not be amended or modified except by a written instrument setting forth such amendment or modification executed by the Maker and the Holder.

     MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM


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ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY RELATED
DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     The Maker hereby waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.


     EXECUTED AS A SEALED INSTRUMENT as of the date first above written.


                                             /s/ Doros Platika
                                    -------------------------------------
                                    Name:    Doros Platika
                                    Address: 35 Sears Road
                                             Wayland, Massachusetts 01778


      Witness:


        /s/ George A. Eldridge
      --------------------------------
      George A. Eldridge


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